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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(2)	Form, Schedule or Registration Statement No.:
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HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2010

To the Shareholders of Hospitality Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Thursday, April 15, 2010, at 400 Centre Street, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III ("proposal 1").

  2.
  To approve an amendment to our declaration of trust to change the vote required to elect Trustees in uncontested elections to the affirmative vote of a majority of the votes cast ("proposal 2").

  3.
  To approve an amendment to our declaration of trust to delete certain restrictions upon the timing of our communications with shareholders ("proposal 3").

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 ("proposal 4").

  5.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 5").

  6.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 6").

  7.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR INDEPENDENT TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSALS 5 AND 6.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record on February 21, 2010 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number which is set forth in the Notice Regarding the Availability of Proxy Materials being mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

By Order of the Board of Trustees,
Jennifer B. Clark, Secretary

Newton, Massachusetts
February 24, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY AUTHORIZE A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

 HOSPITALITY PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Thursday, April 15, 2010
at
400 Centre Street
Newton, Massachusetts 02458

 INTRODUCTION

        A notice of the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2009, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 24, 2010.

        The annual meeting record date is February 21, 2010. Only shareholders of record on February 21, 2010, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 123,380,335 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to vote at the meeting representing a majority of the total number of common shares entitled to vote on a question will constitute a quorum for such question. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of our outstanding common shares will be necessary to approve proposals 2 and 3. The affirmative vote of a majority of the votes cast at the meeting will be necessary for the approval of proposal 4. If the proposed amendment to our declaration of trust described in proposal 2, or the Proposal 2 Amendment, is approved by our shareholders at the meeting, we may make that amendment effective before voting on proposal 1 is concluded by filing the amendment with the State Department of Assessments and Taxation of Maryland, in which case, the affirmative vote of a majority of the votes cast at the meeting will be necessary to elect the nominee for Independent Trustee described in proposal 1. If the Proposal 2 Amendment is not effective before voting on proposal 1 is concluded, the affirmative vote of a majority of our outstanding common shares will be necessary to elect the nominee for Independent Trustee described in proposal 1. The affirmative vote of 75% of our outstanding common shares is required for the approval of the shareholder proposals described in proposals 5 and 6.

        Proposals 5 and 6 are non-binding and, if approved, would serve only as a recommendation to our Board. Under Maryland law and our declaration of trust, an amendment repealing the classified board provision in our declaration of trust or making changes contemplated by proposal 6 must first be approved by at least two thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholder meeting.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Independent Trustee in proposal 1, "FOR" proposals 2, 3, and 4 and "AGAINST" the shareholder proposals in proposals 5 and 6.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on April 14, 2010.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Abstentions and broker non-votes will have the effect of a vote against proposals 2, 3, 5 and 6 and will have no effect on the outcome of proposal 4. If the Proposal 2 Amendment is effective prior to the voting on proposal 1 being concluded, abstentions and broker non-votes will have no effect on the outcome of proposal 1. If the Proposal 2 Amendment is not so effective, abstentions and broker non-votes will have the effect of a vote against the nominee for Independent Trustee in proposal 1. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by authorizing a proxy to vote his or her common shares over the internet or by telephone at a later date in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on April 14, 2010. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL 1
ELECTION OF ONE INDEPENDENT TRUSTEE

        The number of our Trustees is currently fixed at five, and our Board is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are William A. Lamkin in Group III with a term of office expiring at the meeting to which this proxy statement relates, Barry M. Portnoy and John L. Harrington in Group I with a term of office expiring at our 2011 annual meeting of shareholders, and Bruce M. Gans, M.D. and Adam D. Portnoy in Group II with a term of office expiring at our 2012 annual meeting of shareholders. The term of the Group III Trustee elected at the meeting will expire at our 2013 annual meeting of shareholders. As we previously announced, Frank J. Bailey, our former Group II Independent Trustee, resigned as one of our Independent Trustees, effective as of January 30, 2009, and on February 6, 2009, our Board, upon a recommendation of our Nominating and Governance

Committee, appointed Dr. Gans to our Board, effective February 6, 2009, to fill the vacancy created by Mr. Bailey's resignation. Dr. Gans was appointed to fill the remainder of Mr. Bailey's term as an Independent Trustee in Group II of our Board. Concurrently with his resignation as an Independent Trustee, Mr. Bailey also resigned from his positions as a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee. Dr. Gans was appointed as a member of each of those committees on February 6, 2009, following his appointment to our Board.

        Our Trustees are categorized as Independent Trustees or Managing Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of Reit Management & Research LLC, or RMR, our manager, do not have a material business or professional relationship with RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest, are not involved in our day to day activities and are persons who qualify as independent under our declaration of trust, bylaws and applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees have been employees of RMR or involved in our day to day activities for at least one year. Our Board of Trustees is currently composed of three Independent Trustees and two Managing Trustees. Dr. Gans and Messrs. Harrington and Lamkin are our Independent Trustees, and Messrs. Adam Portnoy and Barry Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

        Our Board has nominated Mr. Lamkin for election as the Independent Trustee in Group III, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group III elected at the meeting will expire at our 2013 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Lamkin, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Lamkin's election or withheld for Mr. Lamkin.

        Mr. Lamkin has agreed to serve as the Independent Trustee in Group III if elected. However, if Mr. Lamkin becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Lamkin will be unable to serve.

        If the Proposal 2 Amendment is approved by our shareholders at the meeting, we may make that amendment effective before voting on proposal 1 is concluded by filing the amendment with the State Department of Assessments and Taxation of Maryland, in which case, the affirmative vote of a majority of the votes cast at the meeting will be necessary to elect Mr. Lamkin as the Independent Trustee in Group III. If the Proposal 2 Amendment is not effective before voting on proposal 1 is concluded, the affirmative vote of a majority of our outstanding common shares entitled to vote on the matter will be necessary to elect Mr. Lamkin as the Independent Trustee in Group III.

        Our Board requests you vote "FOR" the election of Mr. Lamkin as the Independent Trustee in Group III.

 PROPOSAL 2
PROPOSAL TO AMEND OUR DECLARATION OF TRUST
TO CHANGE THE VOTE REQUIRED
TO ELECT TRUSTEES IN UNCONTESTED ELECTIONS

        Our Board proposes to amend our declaration of trust by adding the following at the end of the fourth paragraph of Section 5.9:

    "; provided, however, the election of a Managing Trustee or an Independent Trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of Shares representing a majority of the total number of Share votes cast."

        Recent NYSE rules changes prohibit brokers from voting for the election of trustees unless they receive specific directions from the beneficial owners of shares held in "street name". Historically, in uncontested elections, many shareholders have not bothered to vote or to instruct their brokers how to vote. This proposed amendment to our declaration of trust will allow uncontested elections for Trustees to be decided by the majority of shares actually voted, provided a quorum is present at the shareholders meeting. Our Nominating and Governance Committee (composed entirely of Independent Trustees) and our entire Board both unanimously determined that this proposed amendment likely will save us additional expenses of soliciting shareholders or of adjourning annual meetings in order to obtain required votes to elect Trustees in uncontested elections.

        This proposed amendment will not change the vote required to elect Trustees in contested elections. This proposed amendment also will not change your right to vote against, or to withhold your vote from, a nominee for election to our Board in either contested or uncontested elections.

        The share votes required to approve this amendment are the votes of a majority of outstanding shares entitled to vote on this matter. If this amendment to our declaration of trust is adopted, it will be effective for Trustee elections after the filing and acceptance for record of articles of amendment containing the amendment to our declaration of trust with the State Department of Assessments and Taxation of Maryland.

        Our Board requests you vote "FOR" proposal 2.

 PROPOSAL 3
PROPOSAL TO AMEND OUR DECLARATION OF TRUST
TO DELETE RESTRICTIONS UPON THE TIMING OF OUR
COMMUNICATIONS WITH SHAREHOLDERS

        Our Board proposes to amend our declaration of trust to delete the following sentence from Section 5.12:

    "The record date so fixed shall be not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed."

        The purpose of this proposed amendment is to give our Board greater flexibility to determine record dates for purposes of scheduling dividend payments, annual meetings and other communications with shareholders. Our Nominating and Governance Committee (composed entirely of Independent

Trustees) and our entire Board unanimously determined that the limitations imposed in the sentence to be deleted have become obsolete because of modern means of communications.

        If this amendment is adopted, we will remain subject to various time restrictions imposed upon communications with and dividend payments to shareholders by applicable law, SEC rules and rules of the NYSE; however, we will not have the additional restrictions imposed by the sentence to be deleted from our declaration of trust.

        The share votes required to approve this amendment are the votes of a majority of outstanding shares entitled to vote on this matter. If this amendment to our declaration of trust is adopted, it will be effective upon the filing and acceptance for record of articles of amendment containing the amendment to our declaration of trust with the State Department of Assessments and Taxation of Maryland.

        Our Board requests you vote "FOR" proposal 3.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 13, 2010, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2008 and 2009. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 4 is non-binding. If the appointment is not ratified, our Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2008	2009
Audit Fees	$677,183	$936,472
Audit Related Fees	—	—
Tax Fees	18,680	31,050

Subtotal	695,863	967,522
All Other Fees	—	—

Ernst & Young LLP Total Fees	$695,863	$967,522

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been pre-approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify our Audit Committee when pre-approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2008 and 2009 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2008 and 2009 are set forth above. The tax fees in 2008 and 2009 were for services involved in reviewing our tax reporting. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast at the meeting will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Our Board requests you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees, officers and employees and by RMR and its directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

 TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 21, 2010, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2013

WILLIAM A. LAMKIN, Age: 50

        Mr. Lamkin has been one of our Independent Trustees since January 2007. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since November 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since October 2002. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Mr. Lamkin has also served as an Independent Trustee of HRPT Properties Trust, or HRP, since 2006. Mr. Lamkin is an Independent Trustee in Group III and, if elected at the meeting, his term expires at our 2013 annual meeting of shareholders.

Managing Trustees Continuing in Office

ADAM D. PORTNOY, Age: 39

        Mr. Portnoy has been one of our Managing Trustees since January 2007. Mr. Portnoy has been a Managing Trustee of HRP, Senior Housing Properties Trust, or SNH, and Government Properties Income Trust, or GOV, since 2006, 2007 and 2009, respectively. Mr. Portnoy was a Managing Trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Dividend Capture Fund beginning in February 2009 until they were merged into RMR Real Estate Income Fund in June 2009, of which he currently serves as a Managing Trustee. Mr. Portnoy was also a Managing Trustee of Old RMR Asia Pacific Real Estate Fund (formerly named RMR Asia Pacific Real Estate Fund) and RMR Asia Real Estate Fund beginning in February 2009 until they were merged into RMR Asia Pacific Real Estate Fund in June 2009, of which he currently serves as a Managing Trustee.1 He has been the President of GOV since its inception in 2009 and was an Executive Vice President of HRP from 2003 through 2006. Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of the RMR Funds and portfolio manager of all of the RMR Funds, except for Old RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund and RMR Asia Pacific Real Estate Fund, since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of certain of the RMR Funds beginning in 2004. Mr. Adam Portnoy is the son of Barry Portnoy, our other Managing

1
RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund, Old RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Funds Series Trust (which dissolved in 2009), RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund are collectively referred to herein as the "RMR Funds".

Trustee. Mr. Adam Portnoy is a Managing Trustee in Group II and his term expires at our 2012 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 64

        Mr. Portnoy has been one of our Managing Trustees since 1995. Mr. Portnoy has been a Managing Trustee of HRP, SNH and GOV since 1986, 1999 and 2009, respectively. He has been a Managing Director of Five Star Quality Care, Inc., or Five Star, and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is the majority owner of RMR and of RMR Advisors. Mr. Portnoy has been the Chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a Managing Trustee of each of the RMR Funds and a portfolio manager of each of the RMR Funds, except for Old RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund and RMR Asia Pacific Real Estate Fund, since their respective formations beginning in 2002. Mr. Portnoy is a Managing Trustee in Group I and his term expires at our 2011 annual meeting of shareholders.

Independent Trustees Continuing in Office

BRUCE M. GANS, M.D., Age: 63

        Dr. Gans has been one of our Independent Trustees since February 2009. Dr. Gans has been Chief Medical Officer at the Kessler Institute for Rehabilitation since June 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Dr. Gans has been an Independent Director of Five Star since 2001. Dr. Gans is an Independent Trustee in Group II and his term expires at our 2012 annual meeting of shareholders.

JOHN L. HARRINGTON, Age: 73

        Mr. Harrington has been one of our Independent Trustees since 1995. Mr. Harrington has been the Chairman of the Board of the Yawkey Foundations (charitable trusts) from 2002 to 2003 and from 2007 to the present, served as one of their trustees since 1982 and as Executive Director from 1982 to 2006. He was also a trustee of the JRY Trust from 1982 through June 2009. Mr. Harrington was the Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as the organization's Vice President and Chief Financial Officer prior to that time. He was the President of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington has been an Independent Trustee of SNH and of GOV since 1999 and 2009, respectively, and served as an Independent Director of Five Star from 2001 to 2003. Mr. Harrington has been an Independent Trustee of the RMR Funds since their respective formations beginning in 2002. Mr. Harrington is an Independent Trustee in Group I and his term expires at our 2011 annual meeting of shareholders.

Executive Officers

JOHN G. MURRAY, Age: 49

        Mr. Murray has been our President and Chief Operating Officer since 1996 and our Assistant Secretary since 2008. Prior to that time, he was our Secretary since 1996. Mr. Murray has also been Executive Vice President of RMR and has served in various capacities with RMR and its affiliates for over six years.

MARK L. KLEIFGES, Age: 49

        Mr. Kleifges has been our Treasurer and Chief Financial Officer for over six years. Mr. Kleifges has also been an Executive Vice President of RMR since October 2008, and prior to that time was a Senior Vice President and Vice President. Mr. Kleifges was a Vice President of RMR Advisors from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds since their respective formations beginning in 2002. Mr. Kleifges is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 36

        Mr. Bornstein has been our Senior Vice President since March 2008, and prior to that time was our Vice President for over five years. Mr. Bornstein has also been a Senior Vice President of RMR since 2006, was a Vice President prior to that time since 2002 and has been employed by RMR and its affiliates for over six years. Mr. Bornstein's wife is the daughter of Mr. Barry Portnoy and the sister of Mr. Adam Portnoy.

        Except as noted with regard to Mr. Barry Portnoy, Mr. Adam Portnoy and Mr. Bornstein, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, HRP, SNH, Five Star, TA, GOV and each of the RMR Funds may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, HRP, SNH, Five Star, TA and GOV. HRP is a publicly traded REIT that primarily owns office buildings and industrial properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Each of the RMR Funds, except for RMR Funds Series Trust, is or was a closed-end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open-end investment company registered under the 1940 Act prior to its dissolution in 2009.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

        Three of our Trustees, John L. Harrington, William A. Lamkin and Bruce M. Gans, M.D., are our Independent Trustees within the meaning of our declaration of trust and bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees.

        Our declaration of trust and bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Dr. Gans and Messrs. Harrington and Lamkin currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other publicly traded companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2009, our Board held nine meetings, our Audit Committee held seven meetings, our Compensation Committee held five meetings, and our Nominating and Governance Committee held one meeting. During 2009, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) executive director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a director of a large national bank; and (vi) a college teacher of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of the SNH, GOV, RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing, at least annually, the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) reviewing the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; and (5) evaluating, approving and administering all our equity compensation plans.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board, of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.hptreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.hptreit.com, or by writing to our Secretary, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.hptreit.com), by calling our toll-free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes may be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that they will be able to serve on our Board for a sustained period and other matters that our Nominating and Governance Committee deems appropriate. In connection with the selection of nominees for Trustees, due consideration is given to our Board's overall balance of diversity of perspectives, backgrounds and experiences. Also, depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustees who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm.

        In 2009, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2010 annual meeting of shareholders, except the nomination made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws, including those described below, and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

        Shareholder nominations and other proposals at annual meetings.    Our bylaws require compliance with certain procedures for a shareholder properly to propose a nominee for election to our Board or other business. If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our Board or other business, that shareholder must provide a written notice to our Secretary. The shareholder giving notice must (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice and continuously hold such shares through and including the time of the meeting (including any adjournment or postponement of the meeting); (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting (including any adjournment or postponement of the meeting); (iii) be entitled to make nominations or propose other business and to vote at the meeting on the election or proposal of other business, as the case may be; and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an Independent Trustee or a Managing Trustee. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if elected or approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary (i) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if elected or approved and implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us (x) evidence satisfactory to our Board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board in its discretion.

        Under our bylaws, in order for a shareholder's notice of nominations for Trustee or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day, and not earlier than 5:00 p.m. (Eastern Time) on the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, then a shareholder's notice must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by us. In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares of beneficial interest owned by such shareholder during all times described in the first paragraph of this section—Shareholder nominations and other proposals at annual meetings, and a copy of each certificate held by the shareholder must accompany the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our Board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02458. Any shareholder considering making a nomination or other proposals should carefully review and comply with those provisions. Under our declaration of trust and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

        2011 Annual Meeting Deadlines.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2011 annual meeting of shareholders must be received at our principal executive offices on or before October 27, 2010 in order to be considered for inclusion in our proxy statement for our 2011 annual meeting of shareholders. Our bylaws currently require that shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our bylaws, not later than October 27, 2010 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 27, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates the persons listed in the summary compensation table found elsewhere in this proxy statement, or our named executive officers, Messrs. Murray and Kleifges, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Incentive Share Award Plan discussed below. Although our Compensation Committee reviews and approves our business management agreement with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public real estate investment trusts, or REITs, the RMR Funds, and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to HRP, a publicly traded REIT that primarily owns office buildings and industrial properties, SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings, Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business, TA, a publicly traded real estate based operating company in the travel center business, and GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies and in particular with respect to the other REITs managed by RMR. Subsequent to this meeting, the members of the Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and any other factors any member of the Compensation Committee chooses to raise. The factors which have been historically considered by our Compensation Committee, including for the 2009 share grants, are: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; and (7) the responsibilities of each executive officer and our perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities. The Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. The Compensation Committee then considers these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There is no formulaic approach using these various factors in determining the amount of the share awards to each executive officer. The share amounts are determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

Analysis of Grants under Our Incentive Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted an Incentive Share Award Plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Incentive Share Award Plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our Incentive Share Award Plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. The Compensation Committee does not consider the share grants to be the primary element of compensation of the recipients; we believe the cash compensation that RMR pays these individuals is substantially more than the value of the shares granted to these individuals.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. In 2009, our Managing Trustees recommended an increase in the number of shares to be awarded to our named executive officers similar to increases in the number of shares recommended to be awarded to the named executive officers of the other REITs managed by RMR. Our Compensation Committee considered this factor and reviewed the data regarding the other REITs and their officers on a general basis to help it gauge the reasonableness of the 2009 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis.

        In 2009, the Compensation Committee considered the foregoing factors and decided to increase the number of shares awarded due primarily to the significant decrease in the aggregate fair market value of our shares in the previous two years which reflected the overall decline in the market and the economy in the previous two years. In making this decision, the Compensation Committee recognized that awarding the same number of shares in 2009 as in 2008 or 2007 would have resulted in such a significant decline in the value of such awards that the awards would not have achieved our goals of encouraging our named executive officers to continue as our executive officers and to enhance the services provided to us. In addition, the Compensation Committee determined to grant the same amounts to each named executive officer in 2009 because it considered the overall contributions of each officer to us to be approximately equal and therefore deemed it appropriate to grant them the same amount of shares.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain employed by RMR and continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plan are entitled to receive distributions we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009.

COMPENSATION COMMITTEE John L. Harrington, Chairman Bruce M. Gans, M.D. William A. Lamkin

COMPENSATION TABLES

        The following tables provide (1) summary 2009, 2008 and 2007 compensation information relating to our named executive officers, (2) information with respect to incentive share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2009. Our named executive officers consist of two individuals, our President and Chief Operating Officer and our Treasurer and Chief Financial Officer, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. The compensation of our other executive officer is below the level at which compensation would be required by such rules to be reported in this proxy statement.

 SUMMARY COMPENSATION TABLE FOR 2009, 2008 AND 2007

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John G. Murray	2009	$92,565	$5,775	$98,340
President, Chief Operating Officer	2008	$68,002	$13,321	$81,323
and Assistant Secretary	2007	$97,002	$9,245	$106,247
Mark L. Kleifges	2009	$89,880	$5,621	$95,501
Treasurer and Chief Financial Officer	2008	$65,292	$12,736	$78,028
	2007	$89,067	$8,634	$97,701

(1)
Represents the value based upon the closing price on the date of grant in 2009, 2008 and 2007 of shares vesting in 2009, 2008 and 2007, as applicable. This is also the compensation cost recognized by us in the applicable year for financial reporting purposes pursuant to FASB Accounting Standards Codification 718, "Compensation-Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2009

(Shares granted in 2009, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
John G. Murray	9/16/09	6,000 Common Shares	$124,020
Mark L. Kleifges	9/16/09	6,000 Common Shares	$124,020

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Incentive share awards granted by us to executive officers in 2009 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2009

(Shares granted in 2009 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John G. Murray	2009	4,800	$113,808
John G. Murray	2008	3,000	$71,130
John G. Murray	2007	1,400	$33,194
John G. Murray	2006	700	$16,597
Mark L. Kleifges	2009	4,800	$113,808
Mark L. Kleifges	2008	3,000	$71,130
Mark L. Kleifges	2007	1,320	$31,297
Mark L. Kleifges	2006	660	$15,649

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2009 were granted on September 16, 2009; the shares granted in 2008 were granted on September 22, 2008; the shares granted in 2007 were granted on September 18, 2007; and the shares granted in 2006 were granted on September 20, 2006. At our option, in the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 31, 2009.

 STOCK VESTED FOR 2009

(Share grants which vested in 2009, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John G. Murray	3,600	$73,952	(1)
Mark L. Kleifges	3,520	$72,330	(1)

(1)
Represents the value based upon the closing price on the 2009 dates of vesting of grants made in 2009 and prior years.

TRUSTEE COMPENSATION FOR 2009

(2009 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Frank J. Bailey(2)	$2,000		$—	$—		$2,000
Bruce M. Gans	$40,500		$37,010	$—		$77,510
John L. Harrington	$44,000		$25,360	$—		$69,360
William A. Lamkin	$47,500		$25,360	$—		$72,860
Adam D. Portnoy	$—	(3)	$25,360	$924	(4)	$26,284
Barry M. Portnoy	$—	(3)	$25,360	$—		$25,360

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Mr. Bailey served as a trustee of the company through January 2009.

(3)
Our Managing Trustees do not receive cash fee compensation for their services as Trustees.

(4)
Consists of distributions on unvested shares that were awarded to Mr. Adam Portnoy in 2006 prior to him becoming a Managing Trustee.

        Each Independent Trustee receives an annual fee of $30,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $7,500, $3,500 and $3,500, respectively, each year. In addition, each Trustee receives a grant of 2,000 of our common shares as part of his annual compensation. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

        Historically, each year our Board has reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. In December 2007, the charter of our Compensation Committee was amended and, beginning in 2008, the Compensation Committee began determining the equity compensation for the Trustees. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2009; (ii) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted, amended, supplemented or superseded by the rules of the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE William A. Lamkin, Chairman Bruce M. Gans, M.D. John L. Harrington

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 21, 2010. The following table sets forth information regarding the beneficial ownership of our common shares by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our Trustees and executive officers as a group (not including any fractional shares which may be beneficially owned by an executive officer or Trustee). Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity.

As of the date first set forth in this paragraph, there are no outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group, Inc.(3)	10,838,308	8.78%
Entities affiliated with Capital Research and Management Company(4)	10,586,253	8.58%
BlackRock, Inc.(5)	9,587,972	7.77%
Cohen and Steers, Inc.(6)	9,339,446	7.57%
Trustees, Nominees and Executive Officers
Barry M. Portnoy	273,774	*
Adam D. Portnoy	63,949	*
John G. Murray	39,400	*
Mark L. Kleifges	23,500	*
John L. Harrington	13,260	*
William A. Lamkin	4,500	*
Bruce M. Gans, M.D.	3,000	*
All current Trustees, nominees and executive officers as a group (eight persons)	445,533	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 123,380,335 of our common shares outstanding as of February 21, 2010.

(3)
The information is as of December 31, 2009 and is based solely on a Schedule 13G/A filed with the SEC on February 3, 2010 by The Vanguard Group, Inc., or Vanguard. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 75,242 shares, sole dispositive power over 10,763,066 shares, and shared dispositive power over 75,242 shares. Additionally, the Schedule 13G/A states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 75,242 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of these shares.

(4)
This information is as of December 31, 2009 and is based solely on a Schedule 13G filed with the SEC on February 11, 2010 by Capital World Investors and The Income Fund of America, Inc. The address of both Capital World Investors and The Income Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071. In that Schedule 13G, Capital World Investors reports that it beneficially owns, and has sole dispositive power over, 10,586,253 shares and has sole voting power over 3,225,000 of these shares. In that same Schedule 13G, The Income Fund of America, Inc. reports that it beneficially owns, and has sole voting power and no dispositive power over, 7,361,253 shares. According to that same Schedule 13G, Capital Research and Management Company manages equity assets for various investment companies through two divisions, one of which is Capital World Investors. In addition, according to that same 13G, Capital World Investors is deemed to be the beneficial owner of 10,586,253 shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act, including The Income Fund of America, Inc.; Capital World Investors reports that it owns more than five percent of our outstanding common shares on behalf of its client, The Income Fund of America, Inc.

(5)
This information is as of December 31, 2009 and is based solely on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. Based on the information provided in that Schedule 13G, the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. According to that same Schedule 13G, that Schedule 13G amends the most recent Schedule 13G filing, if any, made by BlackRock, Inc. and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the "BGI Entities") with respect to the shares. Additionally, according to that same Schedule 13G, on December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC, and as a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

(6)
This information is as of December 31, 2009 and is based solely on a Schedule 13G/A filed with the SEC on February 12, 2010 by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. The address of both Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. In that Schedule 13G/A, Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. report sole voting power over 8,045,389, 7,987,543 and 57,846 shares respectively, and beneficial ownership of, and sole dispositive power over, 9,339,446, 9,226,891 and 112,555 shares, respectively. According to the Schedule 13G/A, Cohen & Steers, Inc. reported that it holds a 100% interest in Cohen & Steers Capital Management, Inc.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above.

        TA was created as a 100% subsidiary of ours. On January 31, 2007, we purchased TA's predecessor for approximately $1.9 billion. Simultaneously with this purchase, we restructured TA's predecessor's business as follows: (i) we retained the real estate of 146 of the 163 travel centers then operated or franchised by TA's predecessor and other assets; (ii) TA's predecessor's operating business and all its assets not retained by us, plus approximately $200 million of net working capital, were contributed to TA; (iii) TA entered a long term lease with us for its predecessor's real estate retained by us, which we refer to as the TA Lease; and (iv) all of TA's shares were spun off to our shareholders on January 31, 2007 and TA became a separate public company. We beneficially own more than 5% of TA's common shares.

        In addition to TA's spin off from us on January 31, 2007, we completed another transaction together with TA in 2007. On May 30, 2007, TA purchased Petro Stopping Centers, L.P. for $63.6 million and we purchased Petro Stopping Centers Holdings, L.P. for approximately $655 million. Simultaneously with these purchases, TA leased 40 Petro travel centers from us pursuant to the Petro Lease.

        TA has two leases with us, the TA Lease and the Petro Lease, pursuant to which TA currently leases 185 travel centers from us. The TA Lease is for 145 travel centers that TA operates under the "TravelCenters of America" or "TA" brand names. The TA Lease became effective on January 31, 2007. The Petro Lease is for 40 travel centers that TA operates under the "Petro" brand name. The Petro Lease became effective on May 30, 2007. The TA Lease expires on December 31, 2022. The Petro Lease expires on June 30, 2024, and may be extended by TA for up to two additional periods of 15 years each. Both the TA Lease and the Petro Lease are "triple net" leases, which require TA to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes, environmental related expenses and ground lease payments, if any. The minimum rent payable by TA to us under the TA Lease increases annually during the first six years of the lease term from $153.5 million to $175 million and may increase if we fund or reimburse the cost in excess of $125 million (see below) for certain improvements to the leased TA travel centers. The Petro Lease requires TA to pay minimum annual rent of $62.2 million to us. Starting in 2012 and 2013, respectively, the TA Lease and Petro Lease require TA to pay us additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. TA is also required to generally indemnify us for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers. The TA Lease and the Petro Lease also include arbitration provisions for the resolution of certain disputes, claims and controversies.

        We had agreed to provide up to $25 million of funding annually for the first five years of the TA Lease for certain improvements to the leased properties without an increase in rent. This funding was cumulative, meaning if some portion of the $25 million was not spent in one year it may be drawn by TA from us in subsequent years; provided, however, none of the $125 million of funding was available to be drawn after December 31, 2015. All improvements funded under the tenant improvements allowance are owned by us. On May 12, 2008, we and TA amended the TA Lease to permit TA to sell to us, without an increase of its rent, certain capital improvements to properties leased from us earlier than previously permitted. In the event that TA elects to sell these capital improvements before the time contractually required by the original lease terms, our purchase commitment amount is discounted to reflect the accelerated receipt of funds by TA according to a present value formula established in the amended lease. During 2008 and 2009, TA sold us qualifying capital improvements under the $125 million tenant improvements allowance provided in the TA Lease, as amended in May 2008, for total cash proceeds of $77.4 million and $8.5 million, respectively. At December 31, 2009, $7.3 million of the $125 million total amount of the leasehold improvements saleable to us with no increase in TA's rent remained available, which amount would be discounted in accordance with the amended lease to the extent those funds are received by us on an accelerated basis. As of the date of this proxy statement, TA has not sold any such leasehold improvements in 2010 to us.

        TA may request that we fund approved amounts for renovations, improvements and equipment at the leased travel centers, in addition to the $125 million described above, in return for minimum annual rent increases according to a formula: the minimum rent per year will be increased by an amount equal to the amount funded by us times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. Since January 1, 2009, TA has not sold any such leasehold improvements to us.

        At the time of TA's spin off from us, our acquisitions and transactions with TA in connection with the Petro Lease and an equity offering completed by TA in June 2007, we and TA believed that TA was adequately capitalized to meet all of its obligations, including those owed to us. However, since then there were material changes in the market conditions under which TA was operating. Specifically, the increase during the first half of 2008 in the price of diesel fuel which TA buys and sells at its travel centers and the slowing of the U.S. economy during 2008 adversely affected TA's business and increased its working capital requirements. Although TA had undertaken a restructuring of its business to adjust to these changed market conditions, TA's balance sheet flexibility and liquidity remained a concern in light of the impact the then weakening economy and fuel price volatility might have on TA's working capital requirements. Under those circumstances, on August 11, 2008, we and TA entered a rent deferral agreement. Under the terms of this deferral agreement TA has the option to defer its monthly rent payments to us by up to $5 million per month for periods beginning July 1, 2008 until December 31, 2010, and TA was not obligated to pay cash interest on the deferred rent through December 31, 2009. Also pursuant to the deferral agreement, TA issued 1,540,000 of its common shares to us (approximately 9.6% of TA's shares then outstanding immediately after this new issuance). Beginning on January 1, 2010, interest on all unpaid deferred rent under the deferral agreement accrues at a rate of 1% per month and is payable monthly by TA to us. No additional rent deferrals are permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not paid is due to us on July 1, 2011. TA may repay any deferred amounts (and related interest) at any time. This deferral agreement also includes a prohibition on share repurchases and dividends by TA while any deferred rent remains unpaid and has change of control covenants so that amounts deferred will be immediately payable to us in the event TA experiences a change of control (as defined in the agreement) while deferred rent is unpaid. In connection with this deferral agreement, we entered into a registration rights agreement with TA, which provides us with certain rights to require TA to conduct a registered public offering (underwritten or otherwise) with respect to its common shares issued to us pursuant to the deferral agreement, which rights continue through the date which is twelve months following the latest of the expiration of the terms of the TA Lease and the Petro Lease. As of December 31, 2009, TA had accrued an aggregate of $90 million of deferred rent payable to us, and TA deferred an additional $5 million for January 2010 rent payable on February 1, 2010.

        During 2009, TA paid us cash rent of $171.4 million under its leases with us.

        At the time TA became a separate publicly owned company as a result of the distribution of its shares to our shareholders, TA entered a management and shared services agreement with RMR. RMR also provides management services to us. The terms of TA's agreements with us and RMR require that TA afford us a right of first refusal to purchase, lease, mortgage or otherwise finance any interest TA owns in a travel center before it sells, leases, mortgages or otherwise finances that travel center to or with another party, and that TA afford us a right of first refusal to acquire or finance any real estate of the types in which we invest before TA does. TA also agreed under these agreements to not permit: the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of TA or any of its subsidiary tenants or guarantors under its leases with us; the sale of a material part of the assets of TA or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of TA or any such tenant or guarantor.

        Mr. Barry Portnoy, one of our Managing Trustees, is a Managing Director of TA and is the Chairman and majority owner of RMR. Mr. Thomas O'Brien, an officer of RMR, is the President and the other Managing Director of TA. Mr. Arthur Koumantzelis, who was one of our Independent Trustees prior to the TA spin off, serves as an Independent Director of TA. All transactions between us and TA are approved by our Independent Trustees and by TA's independent directors.

        We have two agreements with RMR to provide management and administrative services to us: a business management agreement and a property management agreement. These agreements were recently amended on January 13, 2010. The business management agreement provides for compensation to RMR at an annual rate equal to 0.7% of the average historical cost of our real estate investments, as described in the business management agreement, up to the first $250.0 million of such investments, and 0.5% thereafter. In addition, RMR receives an incentive fee based upon increases in our Cash Available for Distribution, as defined in the business management agreement. The incentive fee is paid in our common shares. At present, the property management agreement applies to management services to the office building component of one property in Baltimore, Maryland which also includes an InterContinental Hotel. The property management agreement provides for management fees relating to this office building equal to 3.0% of gross rents and construction management fees equal to 5.0% of certain construction costs. Both the business management agreement and the property management agreement are effective until December 31, 2010, and will be automatically renewed for successive one year terms thereafter unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice. RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, sole authority to act on our behalf with respect to these agreements. The charter of the Compensation Committee requires the Committee to review the terms of the agreements and evaluate RMR's performance under the agreements annually. The aggregate business management and property management fees we paid RMR for 2009 were $33 million. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for our pro rata portion of the employment and related expenses of RMR employees who provide on site property management services and of the staff employed by RMR who conduct our internal audit. Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, including HRP, SNH, GOV, TA and Five Star, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Under our business management agreement with RMR, RMR has also agreed not to provide business management services to any other REIT who is principally engaged in the business of ownership of hotel or travel center properties without the consent of our Independent Trustees. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management services. Our Audit Committee appoints our Director of Internal Audit, and our Compensation Committee approves his salary and the costs we pay with respect to our internal audit function. Our pro rata share of RMR's costs in providing that function was $220,000 in 2009, which amount is in addition to the aggregate fees to RMR described above.

        Messrs. Barry M. Portnoy and his son, Adam D. Portnoy, beneficially own RMR and are our Managing Trustees. Barry Portnoy is the Chairman of RMR; Adam Portnoy is the President, Chief Executive Officer and a director of RMR. Each of our executive officers is also an officer of RMR, including Mr. Ethan Bornstein, who is the son-in-law of Mr. Barry Portnoy and the brother-in-law of Mr. Adam Portnoy. Transactions between us and RMR are approved by our Compensation Committee which is comprised of our Independent Trustees.

        We, RMR and other companies to which RMR provides management services formed Affiliates Insurance Company, or Affiliates Insurance, which is an insurance company, in the State of Indiana in November 2008. Affiliates Insurance received its certificate of authority to transact insurance business in the State of Indiana from the Indiana Department of Insurance in May 2009. All of our Trustees currently serve on the board of directors of Affiliates Insurance. RMR, in addition to being a shareholder, entered a management agreement with Affiliates Insurance pursuant to which RMR provides Affiliates Insurance certain management and administrative services. In addition, Affiliates Insurance entered an investment advisory agreement with RMR Advisors pursuant to which RMR Advisors acts as Affiliates Insurance's investment advisor. The same persons who own and control RMR, including Messrs. Barry and Adam Portnoy, our Managing Trustees, own and control RMR Advisors. Our Governance Guidelines provide that any material transaction between us and Affiliates Insurance shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. As of the date of this proxy statement, we have invested $5.2 million in Affiliates Insurance. On December 16, 2009, GOV purchased 20,000 shares of Affiliates Insurance from Affiliates Insurance, which represented a 14.29% interest in Affiliates Insurance. In connection with that purchase by GOV, we, the other previous shareholders of Affiliates Insurance, Affiliates Insurance and GOV entered an amended and restated shareholders agreement. The amended and restated shareholders agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies. We and the other shareholders of Affiliates Insurance each currently own approximately 14.29% of Affiliates Insurance. We may invest additional amounts in Affiliates Insurance in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. Over time we expect to obtain some or all of our insurance coverage from Affiliates Insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing insurance expenses or by realizing our pro-rata share of any profits of this insurance business. All transactions between us and Affiliates Insurance have been approved pursuant to our Governance Guidelines.

        The foregoing descriptions of our agreements with TA, RMR and Affiliates Insurance are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2009. In addition, copies of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with TA, RMR and Affiliates Insurance are on commercially reasonable terms. Nonetheless, because of our various relationships with TA and RMR it is possible that some investors may assert otherwise. For instance, a purported shareholder derivative action has been commenced against TA, its directors, us and RMR which alleges, among other matters, that the rent TA agreed to pay us under the Petro Lease, which TA entered in connection with the Petro transaction described above, is too high. The terms of TA's agreement with us may require TA to indemnify us for liabilities, costs and expenses incurred by us in connection with this litigation. RMR has been voluntarily dismissed from the litigation. We have demanded arbitration of all claims against us pending in this litigation, and we and the plaintiff have agreed to defer the arbitration demand.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin. Until January 30, 2009, when he resigned as one of our Independent Trustees, Mr. Bailey was a member of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of the company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as Independent Trustees or Independent Directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers and Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2009, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 964-8389. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS TO BE VOTED UPON

PROPOSAL 5
SHAREHOLDER PROPOSAL

        The following proposal was submitted by the California Public Employees' Retirement System, whose address and share ownership we will provide promptly upon oral or written request.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") ask that the Company, in compliance with applicable law, take the steps necessary to reorganize the Board of Trustees into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the board at or prior to the 2010 annual meeting.

  Supporting Statement of the California Public Employees' Retirement System:

        Is accountability by the Board of Trustees important to you as a shareowner of the Company? As a trust fund with approximately 1.6 million participants, and as the owner of approximately 637,865 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks accountability of the Board to the Company's shareowners is of paramount importance. This is why we are sponsoring this proposal which, if implemented, would seek to reorganize the Board of Trustees of the Company so that each trustee stands before the shareowners for re-election each year. We hope to eliminate the Company's so-called "classified board," whereby the trustees are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

        CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when trustees are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

        We seek to improve that performance and ensure the Company's continued viability through this structural reorganization of the Board. If passed and implemented, shareowners might have the opportunity to register their views at each annual meeting—on performance of the Board as a whole and of each trustee as an individual.

        CalPERS urges you to join us in voting to declassify the election of trustees, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

  Our Statement in Opposition to Proposal 5:

        Our strong performance contradicts CalPERS's argument that a staggered board impedes performance. Despite the devastating effect of the 2009 recession on the hospitality industry, we produced a total return for common shareholders for the one year period ending December 31, 2009 of 68%.2 Our staggered Board structure has enabled us to take a long term view of our performance and implement a strategy that looks beyond temporary downturns in the economy and the short term goals or personal agendas of some investors.

        CalPERS purports to have submitted this proposal because it believes it knows how to improve performance through good governance. However, while we delivered for investors in 2009, CalPERS itself has realized significant losses during the same period, according to its own statements (see, e.g., CalPERS, Facts at a Glance, Investments, Jan. 2010, available at http://www.calpers.ca.gov/eip-docs/about/facts/investme.pdf). CalPERS is recommending significant changes to governance at HPT when CalPERS's management of its other real estate investments is alleged to be responsible for a large part of its losses (see Arleen Jacobius, How CalPERS strategy backfired; Huge portfolio losses tied to heavy leverage, lack of oversight, Pensions and Investments, p. 1 (Dec. 28, 2009)). It is also worth noting that CalPERS itself has a staggered governing board, with elected members serving four year staggered terms.

        A staggered board is in the best interests of all shareholders.    We believe that strong corporate governance is a result of a committed and dedicated Board, and such commitment is bolstered by a multi-year term. A declassified board is vulnerable to attack by shareholders who have personal motives for altering the governance of the company, motives which may not be shared by all shareholders. For example, many "activists" have historically advocated recapitalization plans which have burdened public companies with excessive debt, and certain union affiliated shareholders have historically attempted to pressure boards to promote union organization efforts at hotels. In particular, our Board is concerned that CalPERS has introduced this proposal in order to further its own social agenda and that of its labor union associates. A recent study has shown that "social activism" comes at a cost to shareholder value. (Brad Barber, Monitoring the Monitor; Evaluating CalPERS' Activism (Nov. 2006)).

        Our classified board promotes a historical perspective which is important to our business.    Our business involves entering long term leases and management contracts with major hospitality companies such as Marriott International, InterContinental Hotels, Hyatt Hotels Corporation and TA. These long term contracts often require that we and our contract partners make commitments to multi-year, multi-million dollar projects. Our classified Board insures that the knowledge necessary for the proper implementation of these long term relationships and projects will be present at the highest levels of HPT. We have had a staggered Board of Trustees since becoming a public company in 1995. Declassifying our Board could result in the total loss of this accumulated knowledge in one Board election cycle.

2
Assumes a reinvestment of dividends. Without such reinvestment, total return would be 65%.

        CalPERS's own governance problems cast doubt on its qualifications to recommend governance changes.    CalPERS claims to know what constitutes good governance practices that are in the best interests of shareholders. However, our Board has serious concerns about CalPERS's credibility to dictate what constitutes appropriate corporate governance practices. During the past year, CalPERS has been embroiled in controversies concerning its association with placement agents that refer investment managers to CalPERS (see Mark Lifsher, He earned $53 million opening CalPERS doors; The go-between for investment firms and public pension funds is under investigation, Los Angeles Times, A1 (Nov. 3, 2009)), the failure of its board members to file appropriate disclosure (see Mark Lifsher, CalPERS director in ethics run-in; Watchdog accuses Priya Mathur of violating law in failing to file a disclosure, Los Angeles Times, B1 (Jan. 6, 2010)) and alleged campaign finance impropriety (see Mark Lifsher, Fine CalPERS board member, regulator urges; Charles Valdes should pay $12,500 for taking campaign funds above state caps, the political practices panel says, Los Angeles Times, B3 (Dec. 1, 2009)).

        Our Board of Trustees recommends that you vote "AGAINST" this proposal.    You should be aware that this is a non-binding proposal which requests we take the steps necessary to declassify our Board. Under Maryland law and our Declaration of Trust, the actions contemplated by this proposal would require an amendment to our Declaration of Trust which must first be approved by at least two thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholder meeting. After careful consideration, our Nominating and Governance Committee (made up entirely of Independent Trustees) and our entire Board have come to the unanimous conclusion that CalPERS's proposed change to our Board structure would not be in our best interest.

PROPOSAL 6
SHAREHOLDER PROPOSAL

        The following proposal was submitted by the Florida State Board of Administration, whose address and share ownership we will provide promptly upon oral or written request.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") urge the Company to take all steps necessary, in compliance with applicable law, to remove the supermajority vote requirements in its certificate of incorporation and by-laws, including but not limited to the 75% supermajority vote requirements necessary to amend specific sections within the Company's certificate of incorporation and by-laws and the two-thirds vote requirements to remove certain directors/trustees.

  Supporting Statement of the Florida State Board of Administration:

        Is accountability by the Board of Directors/Trustees important to you as a shareowner of the Company? As a trust fund with more than 1.1 million participants, and as the owner of approximately 481,000 shares of the Company's common stock, the Florida State Board of Administration (SBA) thinks accountability is of paramount importance. This is why we are sponsoring this proposal which, if passed and implemented, would make the Company more accountable to shareowners by removing supermajority requirements that, among other things, make it very difficult to remove certain directors/trustees and amend certain sections of the Company's certificate of incorporation and by-laws.

        Currently, the affirmative vote of 75% of the outstanding shares of the Company is required to amend certain sections of the Company's certificate of incorporation and by-laws, and a two-thirds supermajority is required to remove certain directors/trustees. When you consider abstentions and broker non-votes, such a supermajority vote can be almost impossible to obtain. For example, a proposal to declassify the board of directors filed at Goodyear Tire & Rubber Company failed to receive 50% of a majority of outstanding shares even though approximately 90% of votes cast were in favor of the proposal. More recently, a proposal to remove supermajority provisions failed to pass at Brocade Communications Systems, Inc. even though 91% of votes cast were in favor of the proposal. While it is often stated by corporations that the purpose of supermajority requirements is to provide corporations the ability to protect minority shareowners, supermajority requirements are most often used, in the SBA's opinion, to block initiatives opposed by management and the board of directors but supported by most shareowners. The Goodyear and Brocade votes are perfect illustrations.

        The SBA believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. The SBA also believes that shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). If the Company were to remove its supermajority requirements, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

        We urge your support FOR this proposal.

  Our Statement in Opposition to Proposal 6:

        Our Board recommends that you vote AGAINST this proposal for the following reasons:

        Our current voting requirements promote stable long term governance.    If the changes requested by SBA are implemented, a proposal for a fundamental change to HPT might be enacted with the support of a relatively small portion of our shareholders. For example, were a proposal for a fundamental change to be presented by a shareholder at a meeting at which only 60% of our shareholders attend in person or by proxy, and 60% of the shareholders present vote for the proposal, the matter would be enacted with the support of only 36% of all of our shareholders. Our Board does not believe that a minority of all shareholders should be allowed to force fundamental changes.

        After studying the SBA proposal, our Board did agree that the shareholder votes for uncontested election of Trustees should be changed to reduce the expenses of shareholder solicitations. See proposal 2 above. However, our Board does not believe that SBA's blanket proposal that all issues presented to shareholders be decided by simple majorities makes good business sense.

        The purposes of our current voting requirements are to promote orderly governance and allow our Board and management to take a long term view of our best interests. These voting requirements provide that fundamental changes affecting our business can not be mandated without broad shareholder support. These requirements serve to prevent so called "activist" raiders from pressuring our company to undertake actions which may not be widely supported or in our best interests

        The format of this proposal and our strong performance raise questions about SBA's motivation.    The wording used by CalPERS in support of proposal 5 above and by SBA in support of this proposal are strikingly similar. In correspondence with us, SBA has admitted that its attention was directed to us by CalPERS. Like CalPERS, SBA has its own problems affecting its internal controls and governance; SBA has recently been made the subject of a fraud investigation by the SEC (see Sidney Friedberg, Fraud Probe Aims at SBA, St. Petersburg Times, 1A (November 6, 2009)).

        In its supporting statement, SBA argues that its proposal may improve our financial performance. However, the SBA fails to disclose our historically strong performance. As pointed out above regarding the CalPERS proposal, we provided a total return to common shareholders in 2009 of 68%, despite the devastating impact of the recession.3

        The foregoing combination of facts raises a serious question as to whether this proposal by SBA is about our business performance or is intended to further a different agenda, an agenda for changes which has been defined by CalPERS and its labor union affiliates.

        Our board of trustees recommends that you vote against this proposal.    You should be aware that this is a non-binding proposal which requests us to take the steps necessary to change our current voting procedures. Under Maryland law and our declaration of trust, changes contemplated by this proposal would require amendments to our declaration of trust which must first be approved by at least two thirds (2/3) of our Trustees and then be approved by the affirmative vote of the holders of at least two thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholders meeting. After careful consideration, our Nominating and Governance Committee (composed of only Independent Trustees) and our entire Board have concluded unanimously that the proposed wholesale changes in our current shareholder voting requirements are not in our best interests.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters if they are permitted to do so by applicable law.

February 24, 2010

3
Assumes a reinvestment of dividends. Without such reinvestment, total return would be 65%.

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature (PLEASE SIGN WITHIN BOX) Date Date HOSPITALITY PROPERTIES TRUST M19888-P91403 HOSPITALITY PROPERTIES TRUST 400 CENTRE STREET NEWTON, MASSACHUSETTS 02458 For address changes, please check this box and write them on the back where indicated. 0 OUR BOARD OF TRUSTEES REQUESTS YOU VOTE "FOR" THE NOMINEE FOR INDEPENDENT TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSALS 5 AND 6. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III. AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 14, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 14, 2010. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hospitality Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Hospitality Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEE FOR INDEPENDENT TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSALS 5 AND 6. IF PERMITTED TO DO SO BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) 3. To approve an amendment to our declaration of trust to delete certain restrictions upon the timing of our communications with shareholders. Our Board requests you vote FOR proposal 1. Our Board requests you vote FOR proposal 3. 5. To consider and vote upon a shareholder proposal, if properly presented at the meeting, regarding our classified Board structure. For Against Abstain Our Board requests you vote FOR proposal 4. 0 0 0 0 0 0 2. To approve an amendment to our declaration of trust to change the vote required to elect Trustees in uncontested elections to the affirmative vote of a majority of the votes cast. Our Board requests you vote FOR proposal 2. Our Board requests you vote AGAINST proposal 5. 6. To consider and vote upon a shareholder proposal, if properly presented at the meeting, regarding supermajority vote requirements. Our Board requests you vote AGAINST proposal 6. Nominee: William A. Lamkin 7. If permitted to do so by applicable law, the Proxies, in their discretion, are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any postponement or adjournment thereof. 0 0 0 0 0 0 0 0 0 0 0 0 For Against Abstain For Against Withhold For Against Abstain For Against Abstain For Against Abstain

Address Changes: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes above, please mark corresponding box on the reverse side.) HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, MA 02458 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hospitality Properties Trust annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Hospitality Properties Trust. The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints John G. Murray, Jennifer B. Clark and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at 400 Centre Street, Newton, Massachusetts 02458 on April 15, 2010, at 9:30 a.m., local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEE FOR INDEPENDENT TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 4, AND "AGAINST" PROPOSALS 5 AND 6. ADDITIONALLY IF PERMITTED TO DO SO BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. M19889-P91403 Proxy Hospitality Properties Trust ANNUAL MEETING OF SHAREHOLDERS April 15, 2010 9:30 a.m. 400 Centre Street Newton, Massachusetts 02458 DIRECTIONS TO 400 CENTRE STREET, NEWTON, MA From the East Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the middle lane and bear to your left (away from Watertown). Keep the Crowne Plaza Hotel on your left at all times, crossing over I-90 and making a complete loop around it. After circling the Crowne Plaza Hotel, and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the right lane marked "right lane must turn right" and will notice a large green sign marked "Brighton".) Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end. From the West Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the lane marked "right lane must turn right" and will notice a large green sign marked "Brighton".) Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end.

QuickLinks

HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To be held at 9:30 a.m. on Thursday, April 15, 2010 at 400 Centre Street Newton, Massachusetts 02458
INTRODUCTION
PROPOSAL 1 ELECTION OF ONE INDEPENDENT TRUSTEE
PROPOSAL 2 PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO CHANGE THE VOTE REQUIRED TO ELECT TRUSTEES IN UNCONTESTED ELECTIONS
PROPOSAL 3 PROPOSAL TO AMEND OUR DECLARATION OF TRUST TO DELETE RESTRICTIONS UPON THE TIMING OF OUR COMMUNICATIONS WITH SHAREHOLDERS
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2009, 2008 AND 2007
GRANTS OF PLAN BASED AWARDS FOR 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2009
STOCK VESTED FOR 2009
TRUSTEE COMPENSATION FOR 2009
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO BE VOTED UPON
PROPOSAL 5 SHAREHOLDER PROPOSAL
PROPOSAL 6 SHAREHOLDER PROPOSAL
OTHER MATTERS
IMPORTANT